UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:
December 1, 2004

INSIGNIA SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into A Material Definitive Agreement.

On December 1, 2004, the Company entered into a Purchase Agreement with a group of investors for the sale of 2,490,000 shares of its Common Stock in a private placement at a price of $1.00 per share. The Company expects to close the transaction on Friday, December 3, 2004.

The investors are:	Bear Stearns Securities Corp. Inc., FBO J. Steven Emerson Roth IRA
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000
High Tide, LLC
JMG Capital Partners, LP
JMG Triton Offshore Fund, Ltd.
Bristol Investment Fund, Ltd.
Potomac Capital Partners, LP
Pleiades Investment Partners-R, L.P.
Potomac Capital International Ltd.
Hammond Holdings, LLC

In accordance with the terms of the Registration Rights Agreement entered into by the Company and the investors in connection with this financing, the Company has agreed to register the shares to be sold to the investors for resale under the Securities Act of 1933.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

4.1	Purchase Agreement, dated December 1, 2004, between the Company and investors

4.2	Registration Rights Agreement, dated December 1, 2004, between the Company and investors

4.3	Escrow Agreement, dated December 1, 2004, between the Company and investors

99.1	Press release dated December 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.

(Registrant)

Date: December 2, 2004	By /s/ Scott F. Drill

Scott F. Drill, President and Chief Executive Officer